Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Laura C. Baldwin	Patricia G. Ball
Director of Finance and Investor Relations	Vice President, Marketing & PA
214-473-3969	214-473-3752
laura.baldwin@triadhospitals.com	pat.ball@triadhospitals.com

Triad Reports First Quarter Results

PLANO, TX (April 20, 2004)—Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) announced consolidated financial results for the three months ended March 31, 2004. The Company reported revenues of $1.13 billion; earnings before interest, taxes, depreciation, amortization, and other items (“adjusted EBITDA”) of $161.7 million; diluted earnings per share (“EPS”) from continuing operations of $0.66; diluted EPS from discontinued operations of $0.63; and diluted EPS of $1.29.

On a same-facility basis compared to the prior year three month period, inpatient admissions increased 5.9%, adjusted admissions increased 7.1%, inpatient surgeries increased 6.9%, patient revenue per adjusted admission increased 4.5%, patient revenues increased 11.9%, and revenues increased 11.2%. Same-facility results included facilities owned for the full first quarter of both years and excluded facilities acquired in the fourth quarter of 2003 and facilities classified as discontinued operations.

The Company reported as discontinued operations the results from El Dorado Hospital (“El Dorado”), Alice Regional Hospital (“Alice”), and Medical Center at Terrell (“Terrell”). The Company also reported as discontinued operations the results associated with two hospitals and three ambulatory surgery centers in the Kansas City area that the Company owned but leased to another operator. The Company sold El Dorado on February 1 for $33 million. The Company sold the Kansas City facilities on March 10 for $136 million and recorded a pre-tax gain of $84 million on the sale; the gain, as well as the lease revenues and depreciation expense prior to the sale, are reported in discontinued operations for the quarter. The Company reached a definitive agreement on February 20, 2004, to sell Alice for $18 million and expects to close the sale in the second quarter of 2004. The Company plans to terminate its lease of the Terrell facility and to transfer operations of the facility to a third party in the second quarter of 2004.

Cash flow from operating activities was $56.2 million, or $69.4 million excluding cash interest and cash tax of $13.2 million. Cash flow from operating activities was impacted by three uses of cash that the Company had expected: (a) an annual retirement plan contribution of $23 million (for expenses accrued in 2003); (b) annual incentive compensation payments of $21 million (for expenses accrued in 2003); and (c) an investment in working capital of $23 million related to four Arkansas facilities acquired in the fourth quarter of 2003 (for which the Company did not acquire the seller’s accounts receivable). The Company spent $103.9 million on capital expenditures during the quarter. The Company paid debt principal on its term loans of $33.2 million during the quarter, using some of the proceeds from the sale of El Dorado.

At March 31, cash and cash equivalents were $92.2 million, and the Company had $222 million available under its $250 million revolving credit facility which was reduced by $28 million of outstanding letters of credit. Long-term debt outstanding was $1.73 billion, and stockholders’ equity totaled $2.18 billion. As previously disclosed, the Company’s allowance for doubtful accounts includes an amount beyond what the Company’s historical experience would require, in order to reflect growth in uninsured patient receivables and potential further deterioration in the collectibility of those receivables.

The Company reiterated its guidance for 2004 diluted EPS from continuing operations of $2.28-2.36. The Company continues to expect its provision for doubtful accounts to comprise approximately 10% of net revenue in 2004 (before implementation of a new charity policy), but the Company believes the provision will continue to be subject to change throughout 2004 based on evolving business conditions and the effectiveness of Company actions in response, and this could significantly impact 2004 EPS.

Triad will conduct a conference call at 8:30 am Eastern Time (7:30 am Central Time) tomorrow, Wednesday, April 21, to discuss these results. To listen to the call, please call (913) 981-5509 or (800) 289-0730, confirmation code 547306. This conference call will be simulcast on the Internet via the Triad Web site at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at (719) 457-0820 or (888) 203-1112, confirmation code 547306.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 54 hospitals (including two under construction) and 14 ambulatory surgery centers in 16 states with approximately 8,700 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems throughout the United States.

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA; the Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measure is included as an attachment to this release.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended March 31, 2004 and 2003

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2004		2003
	Amount	Percentage	Amount	Percentage
Revenues	$1,126.6	100.0%	$914.1	100.0%

Salaries and benefits	457.4	40.6%	376.6	41.2%
Reimbursable expenses	13.5	1.2%	13.9	1.5%
Supplies	183.9	16.3%	139.6	15.3%
Other operating expenses	201.3	17.8%	165.4	18.1%
Provision for doubtful accounts	114.4	10.2%	72.3	7.9%
Depreciation	43.7	3.9%	39.4	4.3%
Amortization	1.4	0.1%	1.5	0.1%
Interest expense	32.2	2.9%	32.5	3.6%
ESOP expense	2.4	0.2%	2.1	0.2%
Gain on sales of assets	(1.0)	(0.1%)	(1.3)	(0.1%)

Total operating expenses	1,049.2	93.1%	842.0	92.1%

Income from continuing operations before minority interests, equity in earnings and income tax provision	77.4	6.9%	72.1	7.9%
Minority interests in earnings of consolidated entities	(2.2)	(0.2%)	(2.3)	(0.3%)
Equity in earnings of affiliates	5.6	0.5%	7.2	0.8%

Income from continuing operations before income tax provision	80.8	7.2%	77.0	8.4%

Income tax provision	(31.2)	(2.8%)	(30.2)	(3.3%)

Income from continuing operations	49.6	4.4%	46.8	5.1%

Income from discontinued operations	48.2	4.3%	0.5	0.1%

Net income	$97.8	8.7%	$47.3	5.2%

Basic income per common share:
Continuing operations	$0.67		$0.64
Discontinued operations	$0.64		$0.01

Net	$1.31		$0.65

Diluted income per common share:
Continuing operations	$0.66		$0.62
Discontinued operations	$0.63		$0.01

Net	$1.29		$0.63

Shares used in earnings per share calculations	74,374,410		73,196,148
Shares used in diluted earnings per share calculations	75,697,701		75,051,133

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended March 31, 2004 and 2003

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2004		2003
	Amount	Percentage	Amount	Percentage

Revenues	$1,126.6	100.0%	$914.1	100.0%

Salaries and benefits	457.4	40.6%	376.6	41.2%
Reimbursable expenses	13.5	1.2%	13.9	1.5%
Supplies	183.9	16.3%	139.6	15.3%
Other operating expenses	201.3	17.8%	165.4	18.1%
Provision for doubtful accounts	114.4	10.2%	72.3	7.9%
Equity in earnings of affiliates	(5.6)	(0.5)%	(7.2)	(0.8)%

	964.9	85.6%	760.6	83.2%

Adjusted EBITDA (1)	161.7	14.4%	153.5	16.8%

Depreciation	43.7	3.9%	39.4	4.3%
Amortization	1.4	0.1%	1.5	0.1%
Interest expense	32.2	2.9%	32.5	3.6%
ESOP expense	2.4	0.2%	2.1	0.2%
Gain on sales of assets	(1.0)	(0.1%)	(1.3)	(0.1%)
Minority interests in earnings of consolidated entities	2.2	0.2%	2.3	0.3%

	80.9	7.2%	76.5	8.4%

Income from continuing operations before income tax provision	80.8	7.2%	77.0	8.4%

Income tax provision	(31.2)	(2.8)%	(30.2)	(3.3)%

Income from continuing operations	49.6	4.4%	46.8	5.1%

Income from discontinued operations	48.2	4.3%	0.5	0.1%

Net income	$97.8	8.7%	$47.3	5.2%

Basic income per common share:
Continuing operations	$0.67		$0.64
Discontinued operations	$0.64		$0.01

Net	$1.31		$0.65

Diluted income per common share:
Continuing operations	$0.66		$0.62
Discontinued operations	$0.63		$0.01

Net	$1.29		$0.63

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sales of assets, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	March 31, 2004	December 31, 2003
Assets
Current assets
Cash and cash equivalents	$92.2	$15.2
Accounts receivable less allowances for doubtful accounts of $287.1 at March 31, 2004 and $257.4 at December 31, 2003	655.3	607.0
Inventories	112.6	110.8
Deferred income taxes	37.7	36.5
Prepaid expenses	42.8	43.1
Discontinued operations assets	25.6	122.5
Other	89.0	60.5

	1,055.2	995.6
Property and equipment, at cost:
Land	174.6	173.5
Buildings and improvements	1,425.3	1,440.8
Equipment	1,195.7	1,145.0
Construction in progress	189.0	145.2

	2,984.6	2,904.5
Accumulated depreciation	(826.2)	(784.4)

	2,158.4	2,120.1
Goodwill	1,252.9	1,233.2
Intangible assets, net of accumulated amortization	75.5	71.5
Investment in and advances to affiliates	195.2	191.1
Other	114.5	123.9

Total assets	$4,851.7	$4,735.4

Liabilities and Equity
Current liabilities
Accounts payable	$138.0	$153.5
Accrued salaries	113.9	123.4
Current portion of long-term debt	76.1	74.5
Current income taxes payable	47.0	—
Discontinued operations liabilities	2.0	9.4
Other current liabilities	149.1	145.7

	526.1	506.5
Long-term debt	1,649.9	1,685.0
Other liabilities	128.8	118.1
Deferred taxes	185.7	174.7
Minority interests in equity of consolidated entities	177.0	174.8
Stockholders’ equity
Common stock	0.8	0.8
Additional paid-in capital	1,913.6	1,904.6
Accumulated other comprehensive loss	(1.8)	(2.1)
Unearned ESOP compensation	(16.4)	(17.2)
Accumulated earnings	288.0	190.2

Total stockholders’ equity	2,184.2	2,076.3

Total liabilities and stockholders’ equity	$4,851.7	$4,735.4

Triad Hospitals, Inc.

Consolidated Statements of Cash Flows

For the Periods Ended March 31, 2004 and 2003

Unaudited

(Dollars in millions)

	For the three months ended
	2004	2003
Cash flows from operating activities
Net income	$97.8	$47.3

Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(48.2)	(0.5)
Provision for doubtful accounts	114.4	72.3
Depreciation and amortization	45.1	40.9
ESOP expense	2.4	2.1
Minority interests	2.2	2.3
Equity in earnings of affiliates	(5.6)	(7.2)
Gain on sales of assets	(1.0)	(1.3)
Deferred income tax provision (benefit)	(5.9)	29.4
Non-cash interest expense	2.7	2.0
Non-cash stock option expense	0.2	0.1
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(163.1)	(104.3)
Inventories and other assets	2.5	(11.5)
Accounts payable and other current liabilities	2.3	(25.0)
Other	10.4	10.2

Net cash provided by operating activities	56.2	56.8

Cash flows from investing activities
Purchases of property and equipment	(103.9)	(55.5)
Distributions and advances from affiliates	1.5	3.2
Proceeds received on sales of assets	155.2	3.7
Other	—	(0.2)

Net cash provided by (used in) investing activities	52.8	(48.8)

Cash flows from financing activities
Payments of long-term debt	(110.5)	(17.3)
Proceeds from issuance of long-term debt	75.0	—
Payment of debt issue costs	(1.6)	—
Proceeds from issuance of common stock	5.3	1.2
Distributions to minority partners, net	(0.2)	(3.8)

Net cash used in financing activities	(32.0)	(19.9)

Change in cash and cash equivalents	77.0	(11.9)

Cash and cash equivalents at beginning of period	15.2	68.3

Cash and cash equivalents at end of period	$92.2	$56.4

Interest payments	7.6	9.7
Income tax payments	5.6	1.6

Triad Hospitals, Inc.

Operating Data—Same-Facility (1)

Unaudited

	For the three months ended March 31,
	2004	2003	Change
Volume Statistics (3)
Number of hospitals	42	42	—
Licensed beds	7,236	7,418	(182)
Admissions	73,980	69,867	5.9%
Average length of stay (days)	4.8	5.0	(4.0%)
Inpatient surgeries	27,719	25,921	6.9%
Outpatient surgeries	74,537	68,806	8.3%
Outpatient visits (excluding outpatient surgeries)	826,234	801,206	3.1%
Outpatient visits (including outpatient surgeries)	900,771	870,012	3.5%
Adjusted patient days	597,989	582,723	2.6%
Adjusted admissions	125,334	117,019	7.1%
Rate Statistics (3)
Patient revenue per adjusted patient day	$1,619	$1,485	9.0%
Patient revenue per adjusted admission	$7,725	$7,395	4.5%
Revenues (millions)
Inpatient % of patient revenues (3)	54%	55%	(1.0%)
Outpatient % of patient revenues (3)	46%	45%	1.0%
Patient revenues (3)	$968.2	$865.4	11.9%
Non-patient revenues (4)	$48.1	$48.7	(1.2%)
Revenues	$1,016.3	$914.1	11.2%

(1)	Same-facility operating data include facilities owned and operated in both years. They:
—	Exclude 7 hospitals acquired fourth quarter 2003 with 874 beds;
—	Exclude 2 hospitals with 268 beds reclassified to discontinued operations;
—	Exclude 3 hospitals with 892 beds and 3 ambulatory surgery centers sold in 2004 and reclassified to discontinued operations;
—	Exclude 2 new hospitals under construction with 136 beds;
—	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis.
(2)	2003 results have been reclassified to exclude discontinued operations.
(3)	Volume statistics, rate statistics, and patient revenues:
—	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(4)	Non-patient revenues:
—	Include the QHR hospital management, consulting and advisory services subsidiary;
—	Include other sources.

Triad Hospitals, Inc.

Operating Data—Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the three months ended March 31,
	2004	2003	Change
Volume Statistics (2)
Number of hospitals	49	49	—
Licensed beds	8,110	8,292	(182)
Admissions	82,184	77,925	5.5%
Average length of stay (days)	4.8	5.0	(4.0%)
Inpatient surgeries	30,464	28,745	6.0%
Outpatient surgeries	79,439	74,371	6.8%
Outpatient visits (excluding outpatient surgeries)	926,339	907,139	2.1%
Outpatient visits (including outpatient surgeries)	1,005,778	981,510	2.5%
Adjusted patient days	660,516	643,404	2.7%
Adjusted admissions	138,651	129,816	6.8%
Rate Statistics (2)
Patient revenue per adjusted patient day	$1,629	$1,501	8.5%
Patient revenue per adjusted admission	$7,761	$7,439	4.3%
Revenues (millions)
Inpatient % of patient revenues (2)	54%	55%	(1.0%)
Outpatient % of patient revenues (2)	46%	45%	1.0%
Patient revenues (2)	$1,076.1	$965.7	11.4%
Non-patient revenues (3)	$50.5	$52.1	(3.1%)
Revenues	$1,126.6	$1,017.8	10.7%

(1)	Pro forma operating data include recent acquisitions on a pro forma basis as if owned since January 1, 2003. They:
—	Include 7 hospitals acquired fourth quarter 2003 with 874 beds;
—	Exclude 2 hospitals with 268 beds reclassified to discontinued operations;
—	Exclude 3 hospitals with 892 beds and 3 ambulatory surgery centers sold in 2004 and reclassified to discontinued operations;
—	Exclude 2 new hospitals under construction with 136 beds;
—	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis.
(2)	Volume statistics and patient revenues:
—	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(3)	Non-patient revenues:
—	Include the QHR hospital management, consulting and advisory services subsidiary;
—	Include other sources.